UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2020

CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200
Dallas, TX 75201
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Credit Agreement
On March 31, 2020, CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), and subsidiary of CyrusOne Inc. (the “Company”), entered into an amendment (the “Amendment”) to its credit agreement, dated as of March 29, 2018 (as so amended, the “Amended Credit Agreement”), among the Operating Partnership, as borrower, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders. Proceeds from the Amended Credit Agreement are being used, among other things, to refinance and replace the credit facilities under the existing credit agreement.
The Amended Credit Agreement provides for (i) a $1,400,000,000 senior unsecured multi-currency revolving credit facility (the “Revolving Credit Facility”), (ii) senior unsecured term loans due 2023 in a dollar equivalent principal amount of $400,000,000 (the “2023 Term Loan Facility”), and (iii) senior unsecured term loans due 2025 in a principal amount of $700,000,000 (the “2025 Term Loan Facility”). The Amended Credit Agreement also includes an accordion feature pursuant to which the Operating Partnership is permitted to obtain additional revolving or term loan commitments so long as the aggregate principal amount of commitments and/or term loans under the Amended Credit Agreement does not exceed $4,000,000,000. The Revolving Credit Facility provides for borrowings in U.S. Dollars, Euros, Pounds Sterling, Canadian Dollars, Australian Dollars, Japanese Yen, Hong Kong Dollars, Singapore Dollars and Swiss Francs (subject to a sublimit of $750,000,000 on borrowings in currencies other than U.S. Dollars). The Revolving Credit Facility matures on March 29, 2024 with one 12-month extension option. The 2023 Term Loan Facility matures on March 29, 2023 with two maturity extension options of 12 months each, and the 2025 Term Loan Facility matures on March 28, 2025.
The interest rates for borrowings under the Amended Credit Agreement are, at the option of the borrower, based on a floating rate or base rate, plus a margin determined by reference to a pricing grid based on the lower of (i) the rate corresponding to the then applicable credit rating for the Operating Partnership’s senior unsecured debt or (ii) the rate corresponding to the then applicable ratio of the Company’s consolidated total indebtedness to its gross asset value. The Amended Credit Agreement includes certain restricted covenants, requirements to maintain certain financial ratios, including with respect to unencumbered assets, and events of default.
In connection with the Amendment, the Company and its subsidiary, CyrusOne GP, entered into a reaffirmation agreement (the “Reaffirmation Agreement”) pursuant to which the Company and CyrusOne GP are reaffirming their guarantee of the Operating Partnership’s obligations under the Amended Credit Agreement.
The above description is only a summary of certain provisions of the Amended Credit Agreement and the Reaffirmation Agreement and is qualified in its entirety by reference to the provisions of the Amended Credit Agreement and exhibits thereto and the Reaffirmation Agreement. Copies of the Amendment and Reaffirmation Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
ITEM 7.01 - REGULATION FD DISCLOSURE
On April 1, 2020, the Company issued a press release announcing the closing of the Amendment. A copy of the press release is furnished herewith as Exhibit 99.1.
ITEM 9.01 - Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amendment, dated as of March 31, 2020, among CyrusOne LP, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Reaffirmation Agreement, dated as of March 31, 2020, among CyrusOne Inc., CyrusOne GP and JPMorgan Chase Bank, N.A., as administrative agent.
99.1	Press Release dated April 1, 2020.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: April 1, 2020	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary